UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2022

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2022, Latham Group, Inc. (the “Company”) (Nasdaq: SWIM) issued a press release announcing the appointment of Sanjeev Bahl as Chief Operating Officer of Latham Pool Products, Inc., a wholly owned subsidiary of the Company, effective January 24, 2022.

Mr. Bahl, age 51, has more than 20 years of experience in global supply chain and procurement. Prior to joining the Company, Mr. Bahl served as Vice President of Global Operations at Newell Brands since 2019, where he was responsible for all aspects of multi-site global operations including manufacturing, distribution, transportation, procurement, customer service, inventory management, complexity reduction and manufacturing, and sourcing finishing goods and supplier quality. Prior to that, Mr. Bahl was Vice President of Global Procurement and Supply Chain at Danaher from 2015 to 2019. Mr. Bahl started his career as a consulting engineer at SPECS where he designed electrical systems for chemical processing plant projects and has since then served in leadership roles across a variety of companies including Carrier Corporation, Pratt and Whitney, Stanley, Black & Decker and more.

Mr. Bahl will earn an annual base salary of $350,000. He will also be granted, as soon as reasonably practicable following the effective date of his employment, a one-time award of a number of restricted stock units with an equivalent value of $525,000 on the date of the grant. Mr. Bahl will be entitled to an annual bonus of 60% of his base compensation at 100% performance, subject to continued employment through the applicable payment date. Beginning with the 2022 calendar year, Mr. Bahl will be eligible to participate in the Company’s annual equity incentive plan and receive grants of equity or equity-based awards which may be options, subject to the terms and conditions of the Company’s Omnibus Equity Incentive Plan and standard form of agreement. Mr. Bahl’s equity award for the 2022 calendar year will be a number of options to purchase Company common stock with an equivalent value of $525,000 on the date of the grant. Additionally, Mr. Bahl will be eligible to participate in the Company’s employee benefit plans and programs generally available to all employees.

The full text of the press release announcing the appointment of Mr. Bahl is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 20, 2022, issued by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2022

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President